UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 10, 2021

READY CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35808	90-0729143
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas,
50th Floor

New York, NY 10020

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 257-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RC	New York Stock Exchange
8.625% Series B Cumulative Preferred Stock, $0.0001 par value per share	RC PRB	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
7.625% Series D Cumulative Redeemable Preferred Stock, $0.0001 par value per share	RC PRD	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On June 10, 2021, Ready Capital Corporation (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) to the Company’s charter with the State Department of Assessments and Taxation of the State of Maryland, which classified and designated 4,600,000 shares of the Company’s 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (the “Series E Preferred Stock”). A summary of the material terms of the Series E Preferred Stock is set forth under the caption “Description of Series E Preferred Stock” in the Company’s prospectus supplement, dated June 3, 2021, which forms a part of the Company’s registration statement on Form S-3 (Registration No. 333-240086), and is hereby incorporated by reference into this Item 3.03.

When, as, and if authorized by the Company’s board of directors and declared by the Company, dividends on the Series E Preferred Stock will be payable quarterly in arrears on or about January 31, April 30, July 31 and October 31 of each year at a rate per annum equal to 6.50% per annum of the $25.00 per share liquidation preference. Dividends on the Series E Preferred Stock are cumulative.

The Series E Preferred Stock ranks senior to the Company’s common stock as to dividend rights and rights upon the liquidation, dissolution or winding up of the Company (together with any class or series of the Company’s capital stock expressly designated as ranking junior to the Series E Preferred Stock, “Junior Stock”).

In addition to other preferential rights, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, each holder of shares of Series E Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series E Preferred Stock, plus any accrued and unpaid dividends (whether or not declared) up to, but not including, the date of the payment. Holders of shares of Series E Preferred Stock will be entitled to receive this liquidating distribution before the Company distributes any assets to holders of Junior Stock. Furthermore, the Company is restricted from declaring or paying any dividends, or setting aside any assets for the payment of dividends, on shares of Junior Stock or any class or series of the Company’s capital stock expressly designated as ranking on parity with the Series E Preferred Stock as to dividend rights and rights upon the liquidation, dissolution or winding up of the Company (“Parity Stock”), including the Company’s 8.625% Series B Cumulative Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), the Company’s 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share and the Company’s 7.625% Series D Cumulative Redeemable Preferred Stock, $0.0001 par value per share (the “Series D Preferred Stock”), or, subject to certain exceptions, redeeming or otherwise acquiring shares of Parity Stock or Junior Stock unless full cumulative dividends on the Series E Preferred Stock for all past dividend periods have been declared and either paid or set aside for payment in full.

The foregoing description is not complete and is qualified in its entirety by the terms of the Series E Preferred Stock as set forth in the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference. A specimen certificate for the Series E Preferred Stock is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On June 10, 2021, the Company issued 4,600,000 shares of Series E Preferred Stock and received net proceeds (before expenses) of $111,377,500. The Company will contribute the net proceeds to Sutherland Partners, L.P. (the “Operating Partnership”), its operating partnership subsidiary which in turn will use the net proceeds to redeem, in whole or in part, the Series B Preferred Stock and the Series D Preferred Stock.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
3.1	Articles Supplementary, designating the Company’s 6.50% Series E Cumulative Redeemable Preferred Stock.
4.1	Form of Specimen Certificate for the Company’s 6.50% Series E Cumulative Redeemable Preferred Stock.
5.1	Opinion of Clifford Chance US LLP.
8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.2	Consent of Clifford Chance US LLP regarding certain tax matters (included in Exhibit 8.1).
104.1	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

READY CAPITAL CORPORATION

By:	/s/ Andrew Ahlborn
Name:	Andrew Ahlborn
Title:	Chief Financial Officer

Dated: June 10, 2021